                                                                     EXHIBIT 5.1
                                                                     -----------

                               HUNTON & WILLIAMS
                             951 EAST BYRD STREET
                              RICHMOND, VA  23219

                                 June 13, 1997


Board of Directors
Tultex Corporation
101 Commonwealth Boulevard
Martinsville, VA  24112

                      Registration Statement on Form S-4

Ladies and Gentlemen:

         We are acting as counsel for Tultex Corporation (the "Company") in connection with the registration under the Securities Act of 1933 of its 9 5/8% Senior Notes due 2007 (the "Exchange Notes") and the Guarantees of its Subsidiaries with respect to the Exchange Notes (the "Guarantees"). The transaction in which the Exchange Notes and the Guarantees will be issued is described in the Company's Registration Statement on Form S-4 (the "Registration Statement"), expected to be filed with the Securities and Exchange Commission on June 13, 1997. In connection with the filing of the Registration Statement, you have requested our opinion concerning certain corporate matters.

         We are of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

         2. The Exchange Notes and the Guarantees have been duly authorized and, when issued as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to us in the Prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                          Very truly yours,



                                          HUNTON & WILLIAMS